UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2021

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: 1-833-697-6246

(Former Name or Former Address, if Changed Since Last Report)

300 Crescent Court, Suite 700

Dallas, Texas 75201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 17, 2021, Frank Waterhouse will no longer serve as Principal Financial Officer of the Company. In connection with Mr. Waterhouse’s resignation, there were no disagreements with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices. Mr. Waterhouse continues to serve as Principal Accounting Officer and Treasurer of the Company.

Effective February 17, 2021, the Board appointed Brian Mitts to replace Mr. Waterhouse as the Company’s Principal Financial Officer. Mr. Mitts, age 50, also serves as the Company’s Assistant Treasurer and has served as Executive Vice President, Chief Financial Officer and Principal Financial and Accounting Officer of NexPoint Real Estate Strategies Fund since December 2017. Mr. Mitts has served as Chief Financial Officer, Executive Vice President-Finance, Secretary and Treasurer of NexPoint Real Estate Finance, Inc. since February 2020 and as a member of the board of directors of NexPoint Real Estate Finance, Inc. since June 2019. Mr. Mitts worked in various roles supporting the Company’s Investment Adviser, NexPoint Advisors, L.P. (“NexPoint Advisors”), and its historical affiliates from February 2007 until May 2016. Mr. Mitts then joined NexPoint Advisors in June 2016 and currently serves as the Chief Operations Officer of, and leads business development for, the NexPoint Advisors real estate platform, developing new products and exploring new markets. Mr. Mitts has also served as a Director of NexPoint Residential Trust, Inc. (NYSE: NXRT) since September 2014 and as the Chief Financial Officer, Executive Vice President-Finance and Treasurer of NXRT since March 2015. On February 13, 2019, Mr. Mitts was also appointed Secretary of NXRT. Mr. Mitts has also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NexPoint Hospitality Trust, or NHT, since December 2018 and served as the Chief Financial Officer and Financial and Operations Principal of NexPoint Securities, Inc., NexPoint’s affiliated limited purpose broker dealer, from November 2013 to October 2017.

Item 8.01. Other Events

Effective immediately, all references in the Company’ registration statement relating to an agreement between NexPoint Advisors, L.P. (“NexPoint Advisors”) and Highland Capital Management, L.P. (“HCMLP”) pursuant to which HCMLP makes available to NexPoint Advisors experienced investment professionals and other resources of HCMLP and its affiliates are hereby superseded by the below language:

NexPoint Advisors has historically been affiliated through common control with Highland Capital Management, L.P. (“HCMLP”), an SEC-registered investment adviser that filed for Chapter 11 bankruptcy protection on October 16, 2019. On January 9, 2020, the United States Bankruptcy Court for the Northern District of Texas (the “Court”) approved a change of control of HCMLP, which involved the resignation of James Dondero as the sole director of, and the appointment of an independent board to, HCMLP’s general partner. On October 9, 2020, Mr. Dondero resigned as an employee of HCMLP and as portfolio manager for all HCMLP- advised funds. As a result of these changes, NexPoint Advisors is no longer under common control or otherwise affiliated with HCMLP. Mr. Dondero continues to be a portfolio manager for NexPoint Advisors and the Fund.

On November 13, 2020, HCMLP filed an amended plan of reorganization and disclosure statement with the Court (the “Amended Plan”), which was subsequently approved by the Creditors and confirmed (subject to final order) by the Court. On November 30, 2020, HCMLP provided notice of termination of the shared services agreement with NexPoint Advisors, through which HCMLP had provided support services to NexPoint Advisors, effective February 19, 2021. However, NexPoint Advisors expects to be able to continue to provide the required advisory and support services to the Fund through a transfer of personnel, equipment and/or facilities from HCMLP either to NexPoint Advisors or to a third-party service provider.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2021	NEXPOINT CAPITAL, INC.

	By:	/s/ Brian Mitts
		Name:	Brian Mitts
		Title:	Principal Financial Officer and Assistant Treasurer